Exhibit 10.12

LEASE

This Lease, dated for reference purposes July 15, 2013 is made by and between DREISBACH ENTERPRISES, INC., a California corporation (hereinafter called “Lessor”), and Blue Apron Inc., a Delaware corporation (hereinafter called “Lessee”).

WITNESSETH:

Lessor and Lessee agree as follows:

1.                                      That Lessor does hereby lease unto Lessee and Lessee does hereby hire and take from Lessor those certain Premises situate in the City of Richmond, County of Contra Costa, State of California and described as follows:

(a)                                 The offices located at 3151 Regatta Boulevard, Building B60, Richmond, California as outlined in Exhibit A and B, and the Dry Storage, Office, Refrigerated Storage, Utility and Dock as outlined in Exhibit C attached hereto including but not limited to any currently existing improvements such as racks, refrigeration and freezer units, shelving, cabinetry, etc. (referred to hereinafter as the “Premises”).  In addition, the terms of this Lease also shall include and Lessor hereby grants to Lessee the non-exclusive use for employees, guests and invitees of all common area parking for employees, guests and invitees in other parking areas surrounding the Premises and in all events Tenant the right to use (a) no fewer than 30 spaces and (b) a non-exclusive easement and all access-ways, driveways and sidewalks for deliveries and otherwise in connection with the use and occupancy of the Premises.  Prior to the commencement date of this Lease, Lessor shall install certain fixtures, racks, sinks and equipment, as set forth on Exhibit D attached hereto (the “Fixtures”). Such installation shall be performed in accordance with all applicable laws, ordinances, rules and regulations and upon the termination of this Lease, for any reason, the Fixtures shall remain the property of Lessor.

(b)                                 The Premises shall be used for general offices and food distribution, production, packaging, processing and warehousing. Lessor represents that such uses are permitted under all applicable laws and ordinances.

2.                                      Term.

(a)                                 The term of this Lease shall be for Three (3) Years, commencing on July 15, 2013. Subject to the Master Lease (as hereinafter defined) having been extended beyond its present expiration date of December 31, 2016 (notice of which extension Lessor shall promptly give to Lessee), Lessee shall have the right to extend the term of this Lease for an additional period of three (3) years, or such lesser period that is no later than the new expiration date of the Master Lease, on the same terms and conditions as are set forth herein on written notice given by Lessee to Lessor no later than May 1, 2016. Lessor, upon Lessee’s request from time to time, shall advise Lessee of the status of any such proposed or actual extension of the term of the Master Lease.

3.                                      Rent. The Rent for the Premises shall include utilities and maintenance of the Premises. The total net minimum rent for the term shall be One Million and Eighty Thousand, Dollars ($1,080,000.00), in lawful money of the United States of America, which Lessee agrees to pay to Lessor, without deduction or offset, except as expressly set forth in this Lease, at such place or places as may be designated from time to time by Lessor, as follows: Thirty Thousand Dollars ($30,000.00) per month commencing on July 15, 2013 and on the 15th day of each month thereafter. The leased space consists of approximately 12,162 sq. feet of Refrigerated space, approximately 4,000 sq feet of office, bathrooms, break room space and approximately 11,942 sq. ft. of dry space.

4.                                      Security Deposit. Lessee, contemporaneously with the execution of this Lease, shall deposit with Lessor the sum of Thirty Thousand Dollars ($30,000.00), as security for the faithful performance by Lessee of all of the terms and conditions of this Lease on the part of Lessee. So long as no monetary or material non-monetary default shall then be continuing after notice and expiration of applicable grace period, Lessor will return the security deposit within 10  days after termination of the Lease and shall reimburse any reasonable attorneys’ fees incurred by Lessee in obtaining the return of the security deposit if not repaid when due.

5.                                      Possession. Lessor agrees that in the event of the inability of Lessor to deliver to Lessee possession of the Premises at the commencement of the term, Lessor shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Lessee shall not be liable for rent until such time as Lessor offers to deliver possession of the premises to Lessee. However, the term hereof shall not be extended by such delay. If Lessee, with Lessor’s consent, takes possession prior to the commencement of the term, Lessee shall do so subject to all the covenants and conditions hereof, and shall pay rent for the period ending with the commencement of the term at the same monthly rate as that prescribed for the first month of the term. Lessor will deliver possession by August 15, 2013, or Lessee shall have the right to terminate the Lease at any time within thirty (30) days thereafter on written notice to Lessor, whereupon the Security Deposit shall be paid to Lessee.

6.                                      Holding Over. Any holding over after the expiration of the term, with the consent of the Lessor, shall be construed as a tenancy from month to month at a rental of One Hundred and Fifty Percent (150%) of the Rent of the previous month and shall otherwise be on terms and conditions herein specified, so far as applicable.

7.                                      Entry by Lessor. Lessor and the agents and employees of Lessor shall have the right to enter upon the Premises at reasonable times and upon reasonable prior written notice to inspect the same to see that no damage has been or is done and to protect any and all rights of Lessor and to post such reasonable notices required by law as Lessor may desire to protect the rights of the Lessor (such posting to be subject to Lessee’s reasonable approval which approval shall not be unreasonably withheld and shall be deemed given if not denied in writing on a reasonable basis within 10 days after Lessor’s written request for such approval). Lessor may for a period commencing ninety (90) days prior to the end of the term, or any extension thereof, have reasonable access to the Premises upon reasonable prior written notice for the purpose of exhibiting the same to prospective tenants.

8.                                      Maintenance. At all times the Lessor shall, at its sole cost, keep and maintain the Premises and appurtenances, including but not limited to, roof, foundation, docks, parking areas, walls, warehouse lighting, (office lighting is excluded), electrical, fire sprinklers, plumbing and HVAC, cooler and freezer systems in good condition and repair and shall make such repairs and replacements as may be required to do so. Lessee however, at its sole cost and expense is responsible for any damage or repair caused by Lessee’s negligence or abuse, subject to release and waiver of subrogation provisions in this Lease. Lessee shall keep and maintain the Premises and appurtenances in sanitary condition. Lessee has the right to make emergency repairs or other repairs or replacements that Lessor fails to make after written notice to Lessor, in which event Lessor shall reimburse Lessee for any reasonable amount spent by Lessee on such repairs and/or replacements within 15 days after demand, failing which Lessee may offset any such sums from Rent.

9.                                      Alterations or Additions. Lessee shall not commit, or suffer to be committed, any waste upon the Premises, or any nuisance, or other act or thing which may unreasonably and materially disturb the quiet enjoyment of any other tenant in the building or of Lessor in the building in which the Premises is located. Lessee shall not make, or suffer to be made, any alterations or additions of the Premises, or any part thereof, without first having obtained the written consent of Lessor, which consent shall not be unreasonably withheld and shall be deemed given if not denied in writing on a reasonable basis within 10 days after submission of plans from Lessee for such alterations or additions. At the end of the term, Lessee shall be entitled (but shall not be required) to remove all of its trade fixtures and other equipment installed on the Premises, other than the Fixtures, provided that Lessee shall repair any damage caused by the installation and/or removal of such trade fixtures and other equipment. In the event Lessee does not elect to remove its trade fixtures and other equipment, they shall be deemed abandoned and Lessor may retain or dispose of them, at its option and at Lessee’s cost. Notwithstanding the foregoing, Lessee is permitted, from time-to time to make improvements and additions to the Premises without the consent of the Lessor which improvements and additions cost less than Twenty Five Thousand Dollars ($25,000) for each project provided that no such improvement or addition shall be structural in nature or constitute any violation of any of Lessor’s obligations under the Master Lease.

10.                               Assignment. Lessee shall not assign or transfer this Lease, or any right hereunder, nor sublet the Premises herein leased, or any part thereof, without the prior written consent of the Lessor, which consent shall not be unreasonably withheld and shall be deemed given if not denied in writing on a reasonable basis within 10 days after Tenant’s request. Any attempted assignment, transfer or subletting without such consent shall be void and, at the option of Lessor, shall terminate this Lease. No consent to any assignment of the Lease, or any subletting of the Premises, shall constitute a waiver or discharge of the provisions of this Paragraph 10. Notwithstanding the foregoing, Lessor’s consent to an assignment or subletting shall not be required if it occurs in connection with a merger, consolidation or sale of all or substantially all of Tenant’s assets or if the assignee or sublessee controls, is controlled by or is under common control with Lessee.

(i)                                     Lessee agrees to promptly reimburse Lessor for all expenses, including reasonable attorney’s fees not to exceed Three Hundred Dollars ($300.00) Dollars, incurred by Lessor in connection with any requested and permitted assignment or subletting.

11.                               Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise in, upon or about the Premises and for injuries to persons in or about the Premises, from any cause arising at any time and Lessee will hold Lessor exempt and harmless from any damage or injury to any person, or to the goods wares and merchandise and all other personal property of any person, arising during the term or any extension thereof caused by the negligence gross negligence and/or willful misconduct of Lessee or its agents, invitees or employees. Notwithstanding anything hereinabove to the contrary, Lessor shall be responsible for the acts, omissions and negligence of its officers, employees, invitees and agents.

12.                               Insurance. Lessee further agrees to take out and keep in force during the term of this Lease at Lessee’s expense, public liability insurance issued by a company reasonably acceptable to Lessor to protect against any liability to the public, whether to persons or property, incident to the use of or resulting from an occurrence in or on the Premises, the sidewalks adjacent thereto and such other areas which Lessee, its officers, servants, agents, employees, contractors and invitees shall have the sole right to use under the term hereof during the term of this Lease or any occupancy hereunder, in the amount of $1,000,000.00 to indemnify against the claim of one person and $1,000,000.00 against the claims of two or more persons in any one occurrence, and property damage in an amount of not less than $1,000,000.00 per occurrence. The insurance required to be maintained hereunder by Lessee shall be primary. The said policy shall also insure and name as additional insureds the following:

(a)                                 Dreisbach Enterprises, Inc.

Lessee shall provide Lessor with a certificate or certificates evidencing all coverage required hereunder. Lessee shall use commercially reasonable efforts to obtain a provision in its policy stating that such policy shall not be cancelable or subject to reduction of coverage or other material modification, except after 10 days’ prior written notice to Lessor. Should Lessee fail to provide such insurance coverage or to supply Lessor with such certificates, Lessor shall have the right upon ten (10) days prior written notice to Lessee to procure such coverage and Lessee agrees to reimburse Lessor upon demand for all premiums and other charges paid by Lessor.

Lessor and Lessee each hereby waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or the property of, or under the control of, such waiving party, where such loss or damage is under the control of, such waiving party, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage.

13.                               Breach. The occurrence of any of the following shall also constitute a breach of this Lease: (a) The appointment of a receiver to take possession of all or substantially all of the assets of Lessee; or (b) a general assignment by Lessee for the benefit of creditors; or (c) writs of attachment or execution on the interest of Lessee; or (d) any action taken or suffered by Lessee under any insolvency or bankruptcy act. Upon the happening of any such event, which is not cured within ninety (90) days after prior written notice from Lessor to Lessee, this Lease shall terminate ten (10) days after written notice of termination is given by Lessor to Lessee.

14.                               Default. Should Lessee default in the payment of any installment of rent or any other sum when due as herein provided, or default in the performance of or breach any other covenant, condition or restriction herein provided to be kept or performed by Lessee; or should

Lessee fail to take out, pay for, maintain or deliver any of the insurance certificates provided in this Lease to be paid by Lessee at the time and in the manner herein provided, and should any such default or breach continue for a period of thirty (30) days from and after written notice thereof is given by Lessor to Lessee (or, except for payment of Rent, for such longer period as may be reasonably required provided that Lessee commences to cure the breach in a prompt manner and proceeds diligently thereafter to complete such cure), then, and in any such event, Lessor may at Lessor’s option terminate this Lease by giving Lessee no less than seven days’ prior written notice hereof, and thereupon, unless such default is cured within such seven days’ period, this Lease shall cease and terminate and Lessee’s rights in and to the Premises and all buildings and other improvements erected and placed thereon shall cease and end, and the Lessor may, without further notice or demand of legal process, re-enter and take possession of said Premises and all buildings and other improvements thereon, remove Lessee and all persons claiming under Lessee therefrom and, except as herein otherwise provided, Lessee and all such persons shall quit and surrender possession of the Premises and all buildings and other improvements thereon to Lessor, provided, however, that such termination shall not relieve Lessee from the payment of any sums then due and payable from Lessee or any claim for damages then accrued against Lessee hereunder, and such termination shall not prevent Lessor from recovering any such sums or damages, or from enforcing such obligations or recovering damages for any default thereof, by any remedy provided by law. Notwithstanding the foregoing, Lessee shall have the right to avoid termination and have this Lease continue in full force and effect provided that it pays any unpaid Rent prior to eviction. Lessor shall use commercially reasonable efforts to relet the Premises in the event of any such termination, and the rents and other sums collected upon any such re-letting shall be credited against any of Lessee’s liabilities hereunder.

15.                               Subordination. Lessee agrees that this Lease is and shall be subject to and subordinate to any mortgage, deed of trust or other instrument of security which has been or shall be placed on the land or building of which the Premises form a part, and this subordination is hereby made effective without any further act of Lessee. The Lessee shall, at any time hereinafter, on demand, execute any instruments, releases or other documents that may be reasonably required by any mortgagee, mortgagor or trustor or beneficiary under any deed of trust or other instrument of security.

16.                               Free of Liens. Lessee shall keep the Premises, and the property in which the Premises are situated, free of liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

17.                               Surrender. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

18.                               Interest. Should Lessee be in default of any rent due herein or any other payments provided herein, such arrearage shall bear interest at the rate of ten (10) percent from the tenth day after Lessor shall have notified Lessee that said rent or other payment has become due.

19.                               Lessor shall pay for the cost of all maintenance, repairs, replacements and utilities supplied to or constituting a part of the Premises and all common areas including, without limitation, all parking areas, accessways, drives and sidewalks Provided, however, Lessee shall be responsible for any damage or repairs caused by the negligence, gross negligence or willful misconduct of Lessee or its employees, agents, guests or invitees.

20.                               INTENTIONALLY OMITTED

21.                               Common Areas. Lessor shall have shared access of all common areas and driveways in or on the property, and Lessee agrees to keep these areas unobstructed and in good order and condition at all times.

22.                               Uses. Lessee shall not use, or permit the Premises or any part thereof to be used, for any purpose or purposes other than the purposes for which the Premises are hereby leased and no other use shall be made or permitted to be made on the Premises, nor other acts done, which will increase the existing rate of insurance upon the building in which the Premises may be located, or cause cancellation of any insurance or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Lessor agrees that so long as Lessee uses the Premises only for any or all of the purposes set forth in Section 1(b) hereof, Lessee shall have no liability under the preceding sentence. Lessor shall, at its cost and expense, comply with any and all requirements pertaining to use of the Premises issued by any insurance organization or company necessary for the maintenance of reasonable fire and public liability insurance covering said building and appurtenances.

23.                               Governmental Regulations. Lessee shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereinafter be in force, pertaining solely to Lessee’s particular manner of use of the Premises, and shall faithfully observe in the use of the Premises all municipal ordinances and state and federal statutes now in force or which may hereinafter be in force. Except as set forth in the preceding sentence, Lessor shall, at its sole cost and expense, comply with all of the requirements of all municipal, state and federal authorities now in force, or which may hereinafter be in force, pertaining to the Premises. The judgment of any court of competent jurisdiction, or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party hereto or not, that Lessee has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Lessor and Lessee, subject to Lessee’s right to appeal any such judgment. If Lessee would be required to spend more than $50,000 to comply with its obligations under this Section, it shall have the right, in lieu of effecting such performance, to terminate this Lease on notice to Lessor, in which event Lessor may negate such termination by agreeing on notice to Lessee sent within ten days after receipt of Lessee’s notice, to pay the amount in excess of $50,000 for effecting such compliance.

Notwithstanding the foregoing, Lessor warrants that at the time the Lessee takes possession of the Premises, the Premises will be in good repair, vacant, broom clean and free of any toxic or hazardous substances, materials or constituents (including, without limitation, asbestos or ACM) and all systems and equipment shall be in good operating condition and that the Premises and all such systems and equipment shall be in compliance with all requirements of municipal, state and federal authorities and will maintain such compliance to the extent the Lessor’s duties of repair and maintenance hereunder so require. This does not apply to any repairs or damage caused by the negligence, gross negligence or willful misconduct of Lessee, its employees, invitees and/or agents.

Lessee shall have the right to terminate this Lease on notice to Lessor in the event that Lessee is unable to obtain any license, permit or approval required under any applicable law in order to conduct its business at the Premises. Upon any such termination, the security deposit shall, subject to the provisions of this Lease, be paid to Lessee. If, in order to obtain any such license, permit or approval, any alterations or additions are required with respect to any fixture or equipment installed by Lessor on the Premises, Lessor shall have the option to perform such alterations or additions at its sole cost and expense in which case Lessee’s right to terminate this Lease under this provision shall terminate.

24.                               Hazardous Materials. Hazardous materials shall mean any substance, material, or waste which is or becomes regulated by any local governmental authority, that concerns the existence, management, control, discharge, treatment, containment and/or removal of substances or materials that are or may become a threat to public health or the environment including, but not limited to, substances defined as “hazardous substances”, “hazardous materials”, “toxic substances” or “hazardous wastes” as covered under the California Health and Safety Code, and in any regulations adopted, published and/or promulgated pursuant to said laws, and in any other environmental law, regulation or ordinance now existing or hereinafter enacted. Lessee hereby agrees that it shall not use, generate, manufacture, refine, produce, process, store or dispose of on, under or about the leased Premises or transport to or from the Leased Premises any hazardous materials, except in compliance with applicable Hazardous Material Laws, nor does Lessee intend to use the Leased Premises in the future for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting of hazardous materials, except in compliance with any Hazardous Material Laws. If at any time during the term of this Lease, hazardous materials are used, or placed by Lessee on the Leased Premises as a result of Lessee’s activities on the Leased Premises or if any contamination of the Leased Premises shall occur solely as a result of Lessee’s activities on the Leased Premises, Lessee, at Lessee’s sole cost and expense, shall remove, remediate or encapsulate such hazardous waste in accordance with requirements of the appropriate governmental agency. In the event Lessee discovers any hazardous materials in or on the Premises in violation of Hazardous Material Laws, Lessee shall immediately notify Lessor and, unless Lessee is required under the preceding sentence remove, remediate or encapsulate such hazardous materials or waste, Lessor shall do so at Lessor’s sole cost and expense. If Lessor or Lessee is required to remove any hazardous materials under this Section, it shall cause such hazardous materials or waste to be removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for disposal.

25.                               Advertising and Signs. Lessee shall not conduct or permit to be conducted, any sale by auction on the Premises. The Lessee shall not place, or permit to be placed, any projecting sign, marquee or awning on the front of the Premises without the written consent of the Lessor, which consent shall not be unreasonably withheld and shall be deemed given if not denied in writing on a reasonable basis within 10 days after submission of Lessee’s request for such consent, accompanied with a rendering of the proposed sign, marquee or awning. The Lessee, upon request of the Lessor, shall immediately remove any sign or decoration which the Lessee has placed or permitted to be placed in, on, or about the exterior of the Premises without

Lessor’s approval and which, in the reasonable opinion of the Lessor, is objectionable or offensive and if Lessee fails to do so, the Lessor may enter upon the Premises and remove the same. Lessor has reserved the exclusive right to the two exterior sidewalls, rear wall and roof of the Premises, and the Lessee shall not place or permit to be placed upon the sidewalls, rear wall or roof, any sign, advertisement or notice without the written consent of the Lessor.

Pursuant to the foregoing, Lessor hereby consents for Lessee to place reasonable and prominent signage on both the north and northwest sides of the Premises to identify Lessee’s presence on the Premises. Such signage shall be placed and maintained at Lessee’s sole expense and, upon the termination of this Lease for any reason, shall be removed at Lessee’s sole expense.

26.                               Destruction of the Premises. If the Premises or any other portion of the building in which the Premises is situated shall be damaged or destroyed from any cause, the Lessee shall give immediate notice thereof to the Lessor and Lessor shall, subject to the provisions of this Paragraph 26, forthwith repair the same, but such destruction or damage shall in no way annul or void this Lease, except that the Lessee shall be entitled to a proportionate deduction of rent while such repairs are being made. If such repairs cannot be made in ninety (90) days, Lessor shall make such repairs within a reasonable time thereafter subject to delays for obtaining permits, parts, or labor beyond the point of control of Lessor. Such proportionate deduction shall be based upon the extent to which the making of such repairs shall interfere with the business carried on by the Lessee in the Premises. In the event the Lessor does not complete such repairs within 90 days or if the damage or destruction occurs in the last 6 months of the term, Lessee may terminate this Lease at any time within thirty (30) days after Lessor’s failure to complete the repairs within the ninety (90) day time period or within thirty (30) days after Lessee is notified of the damage or destruction that occurs within the last six (6) months of the Lease by providing written notice to Lessor, whereupon the security deposit and any prepaid rent for any period after the termination date shall, subject to the provisions of this Lease, be paid to Lessee .

In addition to the foregoing, to the extent that Lessor has other freezer storage locations and/or space available to be used such as in the Oakland, California vicinity, Lessor shall agree to permit Lessee, at Lessee’s option, to temporarily occupy such available space(s), office(s) and adjoining freezer/storage facilities upon reasonable terms to be mutually agreed upon between Lessor and Lessee taking the abatement of rent into consideration.

27.                               Waiver. No waiver, on the part of the Lessor and/or Lessee, their successors or assigns of any default or breach by either party of any covenant, agreement or condition of this Lease shall be construed to be a waiver of the rights of the other party as to any future default or breach by either Lessee or Lessor.

28.                               Condemnation. If any part of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, and a part thereof remains which is susceptible to occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking but, in such event, Lessor shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemner. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall terminate as of the date when title to this property vests in the condemner. If a part or all of the Premises shall be taken, all compensation awarded upon such taking shall go to the Lessor and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may become entitled during the term hereof by reason of the condemnation of all or part of the Premises, except for relocation expenses and any award for Lessee’s fixtures and leasehold improvements.

29.                               Remedies. The remedies available to Lessor under the terms of this Lease and in law or equity shall be cumulative and the exercise of one remedy shall not constitute an election of remedies.

30.                               Successors. The covenants and agreements contained in this Lease shall be binding upon the parties hereto and upon their respective heirs, executors, administrators, successors and assigns; provided however, that nothing herein shall entitle Lessee to assign all or any part of its interest under this Lease without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

31.                               Notices. It is agreed between the parties hereto that any notice required hereunder or by law to be served upon either of the parties shall be in writing and shall be delivered personally upon the other or sent by FedEx, UPS or other recognized national courier service or by registered or certified mail, postage prepaid, to the following addresses or to such other address as may be from time to time furnished in writing by Lessor to Lessee or by Lessee to Lessor, each of the parties hereto waiving personal or any other service than as herein provided.

Notice shall be deemed to have been delivered upon receipt or refusal to accept receipt.

If to Lessor:	Dreisbach Enterprises, Inc. P. O. Box 7509 Oakland, CA 94601-0509 Attn: Valdimer E. Nunes Fax: 510-534-2316

If to Lessee:	Blue Apron Inc. 324 Maujer Street Brooklyn, New York 11206 With a copy to: Jeffrey M. Diamond Marcus Rosenberg & Diamond LLP 488 Madison Avenue New York, New York 10022

32.                               Time of Essence. Time is of the essence in this Lease.

33.                               Captions. The captions in this lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this lease.

34.                               Attorney’s Fees. In the event a civil action is instituted to enforce or to interpret or rescind any of the terms of this Lease, the prevailing party shall be entitled to recover from the other party such sums as the court or arbitration tribunal may judge reasonable as attorney’s fees at arbitration, trial and on appeal or review or in any proceeding in bankruptcy court, in addition to any and all other amounts provided by law.

35.                               Minimum monthly rental shall be increased by three percent (3%) effective upon the anniversary date of the Lease and each year thereafter during the term of this Lease and any renewal thereof. For purposes of this Paragraph 35 the anniversary date shall be the month and day on which the Lessee takes possession of the Premises, but in no event prior to July 15, 2014.

36.                               Master Lease. Lessor represents that it is the lessee under a Master Lease for the Premises and other premises with ZKS, as Master Lessor, that the term of the Master Lease expires on December 31, 2016, that there are no defaults thereunder and that no consent under the Master Lease is required for this Lease or for the exercise of Lessee’s rights hereunder.

37.                               Cooperation. Lessor shall sign applications and otherwise generally cooperate with Lessee in connection with Lessee’s use and occupancy of the Premises.

[SIGNATURE PAGE FOLLOWS THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease agreement this 15th day of July, 2013.

LESSOR:		LESSEE:

DREISBACH ENTERPRISES, INC.		Blue Apron, Inc.

By:	/s/ Valdimir E. Nunes	By:	/s/ Matthew Salzberg
Vice President Sales & Marketing		CEO

6-20-13		6-20-13

EXHIBIT A

EXHIBIT B

EXHIBIT C

EXHIBIT D

EXHIBIT D TO LEASE

Exhibit to Lease:

Lessor Installations Required

General:

•                  All rooms delivered clean, painted, in working condition.

•                  All offices and bathrooms must have working and clean fixtures.

Room A: “Dock” 4,914 sq ft

•                  Back half of room should have pallet racks installed, floor to ceiling, as deep as possible

Room B: “HiLo Charging room”

•                  Plumbing to be installed for a dish washing machine

•                  Racks can be left in this room

Room C: ‘‘Cooler” 2,100 sq ft

•                  To be left as is

Room D: “Freezer” 2,340 sq ft

•                  To be left as is

Room E: “Cooler” 3,744 sq ft

•                  All racks removed

•                  Passageway between Room E and Room F to be reopened and a plastic hanging divider should be installed

Room F: “Cooler” 4,056 sq ft

•                  Racks reconfigured per diagram

•                  Two handsinks per diagram

•                  Produce sink per diagram

•                  3 compartment sink per diagram

FIRST AMENDMENT TO INDUSTRIAL LEASE

BETWEEN

DREISBACH ENTERPRISES, INC., a
California Corporation
And
BLUE APRON INC., a Delaware Corporation.

This First Amendment to Lease (“First Amendment”) is dated this 30th day of June 2014, by and between Dreisbach Enterprises, Inc., (“Lessor”) a California Corporation, and Blue Apron Inc., (“Lessee”) a Delaware corporation.

RECITALS

A.                                    Original Lease:  On July 15, 2013, Lessee and Lessor entered into a Lease (the “Original Lease”) covering approximately 28,104 leasable square feet of space located at 3151 Regatta Boulevard, Richmond, California (“Original Premises”).

B.                                    Additional Premises:  Lessee has requested and Lessor has agreed to lease an additional 66,545 square feet of space as more particularly described herein.

C.                                    Desire to Amend:  Lessor and Lessee desire to amend the Lease to increase the size of the Original Premises as more particularly set forth below.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants herein contained and for other good and valuable consideration, the parties agree as follows:

1.                                      Lessor and Lessee hereby confirm and ratify all the terms, conditions, warranties and provisions of the Original Lease as modified by this First Amendment.  All references to the “Lease” in the Original Lease and this Amendment shall be deemed to mean the Original Lease as modified by this Amendment.

2.                                      Capitalized terms not defined herein shall have the meaning given such terms in the Lease.

3.                                      Commencing on the Additional Premises Commencement Date (defined hereafter), the definition of “Premises” will be hereby amended to reflect that the “Premises” are (i) the offices located at 3151 Regatta Boulevard, Building B60, Richmond, California as outlined on Exhibit A and B of the Original Lease, and the Dry Storage, Office, Refrigerated Storage, Utility and Dock as outlined in Exhibit C of the Original Lease, including but not limited to any currently existing improvements such as racks, refrigeration and freezer units, shelving, cabinetry, etc., and (ii) 14,105 square feet of space located at 3151-F Regatta Blvd., Richmond, California (and identified as “Premises” on Exhibit A attached hereto and made a part hereof), the area which is designated as the “Yard” on Exhibit A attached hereto and made a part hereof (the Yard being 19,830 square feet), and the area designated as the “Additional Yard” on Exhibit A attached hereto and made a part hereof (the Additional Yard being 32,610 square feet) (the space described in this item (ii) is collectively, the “Additional Premises”).  The Additional Premises Commencement Date shall be that date which is ten (10) days after Lessor has delivered Lessee with written notice that the Additional Premises is in good repair, vacant, broom clean and free of any toxic or hazardous substances, materials or constituents (including, without limitation, asbestos or ACM) and all systems and equipment in the Additional Premises are in good operating condition, and the Additional Premises and all such systems and equipment therein are in compliance with all requirements of municipal, state and federal authorities.  In the event the Additional Premises are not delivered as required herein to Lessee by July 1, 2014, Lessee shall have the right to elect not to add the Additional Premises to the Original Premises by providing written notice to Lessor of same, and upon receipt of such notice, this First Amendment shall be deemed null and void and of no further force and effect.

4.                                      The Lease is hereby amended to reflect that in addition to rent payable under Section 3 of the Original Lease and attributable to the Original Premises, commencing on the Additional Premises Commencement Date and on the 15th day of each month thereafter, Lessee shall pay to Lessor as additional rent for the Additional Premises, the sum of $17,366 per month.  Any rent payable for a partial month of the term shall be prorated.  The foregoing rent for the Additional Premises shall not be increased at any time during the term of the Lease, it being understood that Section 35 of the Original Lease shall not apply to the portion of rent attributable to the Additional Premises.

5.                                      Notwithstanding anything herein to the contrary, Lessee shall have the right to remove the Additional Yard (as described in Section 3(ii) above) from the Premises and from the Lease by providing no less than thirty (30) days written notice of such election to Lessor.  Such notice shall identify the effective date of such removal and on such effective date:  (i) the Additional Yard shall be deemed removed from the Premises (it being understood that the Premises shall be deemed to exclude the Additional Yard) and Lessee shall have no further or continuing liability under the Lease with respect to the Additional Yard; and (ii) the additional rent payable with respect to the Additional Premises thereafter shall be reduced to $14,105 per month (from $17,366 per month).

6.                                      Lessor represents that it is the lessee under a Master Lease for the Original Premises and the Additional Premises and other premises with ZKS, as Master Lessor, that the term of the Master Lease expires on December 31, 2016, that there are no defaults thereunder and that no consent under the Master Lease is required for this First Amendment or the exercise of Lessee’s rights hereunder.

7.                                      Except as otherwise expressly provided herein, all other terms and conditions to be in accordance with the Lease, all of which are hereby reaffirmed and remain in full force and effect.

8.                                      This First Amendment may be executed in any number of counterparts, each of which, when executed shall be an original, and all of which, taken together, shall constitute one and the same instrument as if all parties hereto had executed the same instrument; and any party or signatory hereto may execute this First Amendment by signing any such counterpart.

[Remainder of Page Left Intentionally Blank — Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of the day and year first above written.

LESSOR		LESSEE

Dreisbach Enterprises, Inc.		Blue Apron Inc.

By:	/s/ Valdimer E. Nunes	By:	/s/ Matthew Salzberg
Name:	Valdimer E. Nunes	Name:	Matt Salzberg
Title:	V.P. Sales & Marketing	Title:	CEO

EXHIBIT A

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (“Second Amendment”) is made and entered into as of the 29th day of June, 2015, by and between DREISBACH ENTERPRISES, INC., a California corporation (“Lessor”), and BLUE APRON, INC., a Delaware corporation (“Lessee”).

R E C I T A L S :

A.                                    Lessor and Lessee entered into that certain Lease dated July 15, 2013 (the “Original Lease”), as amended by that certain First Amendment to Industrial Lease dated June 30, 2014 (“First Amendment”), whereby Lessor leases to Lessee and Lessee leases from Lessor those certain premises consisting of approximately 94,649 rentable square feet of space, comprised of (i) approximately 12,162 rentable square feet of refrigerated space, approximately 4,000 rentable square feet of office, bathrooms, and break room space, and approximately 11,942 rentable square feet of dry space, commonly known as Building B60 and the Dry Storage, Office, Refrigerated Storage, Utility, and Dock;  (ii) approximately 14,105 rentable square feet of space located at 3151-F Regatta Boulevard, Richmond, California 94804; (iii) approximately 19,830 rentable square feet of space commonly known as the “Yard”; and (iv) approximately 32,610 rentable square feet of space commonly known as the “Additional Yard”, all of which are located at that certain industrial building located at 3151 Regatta Boulevard, Richmond, California 94804 (collectively, the “Existing Premises”).

B.                                    Lessee desires to (i) expand the Existing Premises to include that certain space consisting of approximately 79,360 rentable square feet of space, comprised of approximately 15,000 rentable square feet of cooler storage space (the “Cooler Room”) and approximately 64,360 rentable square feet of dry storage space, as delineated on Exhibit A, attached hereto and made a part hereof (the “Expansion Premises”), and (ii) to otherwise amend the Lease on the terms and conditions contained herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

2.                                      Modification of Premises.  Effective as of the date (the “Expansion Commencement Date”) that occurs two (2) business days after the date of Lessor’s delivery of the Lessor Work Completion Notice (as that term is defined below in Section 5), Lessee shall lease from Lessor and Lessor shall lease to Lessee the Expansion Premises.  Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises.  Lessor and Lessee hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 174,009 rentable square feet of space.  The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises”.

3.                                      Expansion Term.  Lessor and Lessee acknowledge that the Lease is currently scheduled to expire on December 31, 2016 (the “Lease Expiration Date”), pursuant to the terms of the Lease.  Notwithstanding anything to the contrary contained in the Lease, the term of Lessee’s lease of the Expansion Premises (the “Expansion Term”) shall commence on the Expansion Commencement Date and shall expire coterminously with the Existing Premises on the Lease Expiration Date.  Lessor and Lessee acknowledge and agree that Lessee’s extension right set forth in Section 2(a) of the Lease shall also apply to the Expansion Premises.

4.                                      Rent.

4.1.                            Existing Premises Rent.  Prior to the Expansion Commencement Date, and continuing throughout the term of the Lease, Lessee shall continue to pay monthly installments of Rent for the Existing Premises in accordance with the terms of the Lease, as amended by the First Amendment.

4.2.                            Expansion Premises Rent.  Notwithstanding any provision to the contrary contained in the Lease, commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Lessee shall pay, in addition to all amounts payable for the Existing Premises, monthly installments of Rent for the Expansion Premises in accordance with the terms of the Lease, as amended, provided that the monthly amount of the Rent for the Expansion Premises during the Expansion Term shall be as follows:

Period During Expansion Term	Annualized Rent	Monthly Rent
Expansion Commencement Date — December 31, 2016	$939,240.00	$78,270.00

Any Rent payable for a partial month of the Expansion Term shall be prorated.  The foregoing Rent for the Expansion Premises shall not be increased at any time during the Expansion Term.

5.                                      Condition of Premises; Lessor’s Work; No Constructive Eviction.  Lessee shall continue to accept the Existing Premises in its existing, “as-is” condition and Lessor shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises.  Except as expressly otherwise provided, Lessee shall accept the Expansion Premises in its existing, “as-is” condition and Lessor shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises.  Lessee further acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty regarding the condition of the Existing Premises or the

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Expansion Premises, or the Building, or with respect to the suitability of any of the foregoing for the conduct of Lessee’s business.  Notwithstanding the foregoing, Lessor hereby agrees to (i) install two high-speed doors (the “High Speed Doors”) to allow for ingress and egress between the cooler storage space and the dry storage space, the specifications of which shall be in Lessor’s reasonable discretion, and (ii) complete any structural modifications required in connection with the installation of the High Speed Doors (collectively, “Lessor’s Work”).  Upon completion of Lessor’s Work, Lessor shall deliver to Lessee written notice that the Expansion Premises are ready for occupancy (“Lessor Work Completion Notice”).  Lessor shall pay for the costs associated with Lessor’s Work, subject to Lessee’s reimbursement to Lessor of fifty percent (50%) of the documented out-of-pocket costs actually incurred by Lessor for that portion of Lessor’s Work described in sub part (ii) above within twenty (20) business days of Lessee’s receipt of the Lessor Work Completion Notice, together with invoices or other documentation supporting such costs.  Lessee hereby acknowledges that, notwithstanding Lessee’s occupancy of the Existing Premises during the construction of the Lessor’s Work, Lessee shall reasonably comply and cooperate with reasonable requests made by Lessor, Lessor’s contractor, and/or any other party involved in connection with the construction of the Lessor’s Work.  Lessee, at Lessee’s sole cost and expense, shall provide Lessor with (i) access to the Existing Premises for the construction of the Lessor’s Work, and (ii) a clear working area for the performance of such work (including, but not limited to, the moving of furniture, fixtures and Lessee’s property away from the area in which Lessor is conducting such work).  Lessee hereby agrees that the construction of the Lessor’s Work, and Lessee’s inability to use any portion of the Existing Premises as a result thereof, shall in no way constitute a constructive eviction of Lessee nor entitle Lessee to any abatement of Rent.  Lessor shall have no responsibility, or for any reason be liable, to Lessee for any direct or indirect injury to, or interference with, Lessee’s business arising from the construction of the Lessor’s Work, nor shall Lessee be entitled to any compensation or damages from Lessor for loss of the use of the whole or any part of the Existing Premises, or of Lessee’s personal property or improvements, resulting from the construction of the Lessor’s Work or Lessor’s actions in connection therewith, or for any inconvenience or annoyance occasioned by the construction of the Lessor’s Work or Lessor’s actions in connection therewith.

6.                                      Rack Removal and Storage.  As of the date of this Second Amendment, Lessor and Lessee acknowledge that the Cooler Room contains certain storage racks which Lessee does not desire to use during the Expansion Term.  Lessee shall be responsible for the payment of the actual cost of removal of such racks, provided that Lessor shall actually remove such racks and provide secure storage for such racks during the Expansion Term at no additional cost to Lessee.  Upon the Lease Expiration Date, Lessee shall, at Lessee’s sole cost and expense, pay for the actual cost of reinstallation of the racks in the Cooler Room, provided that Lessee shall not be obligated to actually reinstall such racks.

7.                                      No Brokers.  Lessor and Lessee hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without

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limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker.  The terms of this Section 7 shall survive the expiration or earlier termination of the Lease.

8.                                      Master Lease.  Lessor represents that it is the lessee under a Master Lease for the Original Premises and the Expansion Premises and other premises with Stephens & Stephens (Regatta), LLC, and DF/Hilltop Sub 1, LLC, collectively, as Master Lessor, that the term of the Master Lease expires on December 23, 2031, that, to Lessor’s actual knowledge without duty of inquiry or investigation, there are no defaults thereunder and that no consent under the Master Lease is required for this Second Amendment or Lessor’s Work.

9.                                      Conflict; No Further Modification.  In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Second Amendment, the terms and provisions of this Second Amendment shall prevail.  Except as specifically set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

10.                               Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which, when executed shall be an original, and all of which, taken together, shall constitute one and the same instrument as if all parties hereto had executed the same instrument; and any party or signatory hereto may execute this Second Amendment by signing any such counterpart.

[END OF DOCUMENT; SIGNATURES CONTAINED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LESSOR”	DREISBACH ENTERPRISES, INC.,
a California corporation.

	By:	/s/ Jason W. Dreisbach
	Name:	Jason W. Dreisbach
	Its:	President

“LESSEE”	BLUE APRON, INC.,
a Delaware corporation.

	By:	/s/ Matthew Wadiak
	Name:	Matthew Wadiak
	Title:	COO

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EXHIBIT A

OUTLINE OF EXPANSION PREMISES

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THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of the 25th day of April, 2016, by and between DREISBACH ENTERPRISES, INC., a California corporation (“Lessor”), and BLUE APRON, INC., a Delaware corporation (“Lessee”).

R E C I T A L S :

A.                                    Lessor and Lessee entered into that certain Lease dated July 15, 2013, as amended by that certain First Amendment to Industrial Lease dated June 30, 2014 and that certain Second Amendment to Lease dated June 29, 2015 (the “Lease”).

B.                                    Lessor and Lessee desire to amend the Lease on the terms and conditions contained herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

2.                                      Modification of Section 2(a).  The Lease is hereby amended by replacing “May 1, 2016” in the second sentence of Section 2(a) with “June 1, 2016”.

3.                                      No Brokers.  Lessor and Lessee hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker.  The terms of this Section 3 shall survive the expiration or earlier termination of the Lease.

4.                                      Master Lease.  Lessor represents that it is the lessee under a Master Lease for the Original Premises and the Expansion Premises and other premises with Stephens & Stephens (Regatta), LLC, and DF/Hilltop Sub 1, LLC, collectively, as Master Lessor, that the term of the Master Lease expires on December 23, 2031, that, to Lessor’s actual knowledge without duty of inquiry or investigation, there are no defaults thereunder and that no consent under the Master Lease is required for this Third Amendment.

5.                                      Conflict; No Further Modification.  In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Third Amendment, the terms and provisions of this Third Amendment shall prevail.  Except as specifically set forth in this Third Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

6.                                      Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which, when executed shall be an original, and all of which, taken together, shall constitute one and the same instrument as if all parties hereto had executed the same instrument; and any party or signatory hereto may execute this Third Amendment by signing any such counterpart.

[END OF DOCUMENT; SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

“LESSOR”	DREISBACH ENTERPRISES, INC.,
a California corporation.

	By:	/s/ Jason W. Dreisbach
	Name:	Jason W. Dreisbach
	Its:	President

“LESSEE”	BLUE APRON, INC.,
a Delaware corporation

	By:	/s/ Benjamin Singer
	Name:	Benjamin Singer
	Title:	Secretary

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of the 31st day of May, 2016, by and between DREISBACH ENTERPRISES, INC., a California corporation (“Lessor”), and BLUE APRON, INC., a Delaware corporation (“Lessee”).

R E C I T A L S :

A.                                    Lessor and Lessee entered into that certain Lease dated July 15, 2013, as amended by (i) that certain First Amendment to Industrial Lease dated June 30, 2014, (ii) that certain Second Amendment to Lease dated June 29, 2015, and (iii) that certain Third Amendment to Lease dated April 25, 2016 (the “Lease”).

B.                                    Lessor and Lessee desire to amend the Lease on the terms and conditions contained herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      Capitalized Terms.  All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

2.                                      Modification of Section 2(a).  The Lease is hereby amended by replacing “June 1, 2016” in the second sentence of Section 2(a) with “June 10, 2016”.

3.                                      No Brokers.  Lessor and Lessee hereby warrant to each other that they have had no dealings with any rea1 estate broker or agent in connection with the negotiation of this Fourth Amendment and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker.  The terms of this Section 3 shall survive the expiration or earlier termination of the Lease.

4.                                      Master Lease.  Lessor represents that it is the lessee under a Master Lease for the Original Premises and the Expansion Premises and other premises with Stephens & Stephens (Regatta), LLC, and DF/Hilltop Sub 1, LLC, collectively, as Master Lessor, that the term of the Master Lease expires on December 23, 2031, that, to Lessor’s actual knowledge without duty of inquiry or investigation, there are no defaults thereunder and that no consent under the Master Lease is required for this Fourth Amendment.

5.                                      Conflict; No Further Modification.  In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Fourth Amendment, the terms and provisions of this Fourth Amendment shall prevail.  Except as specifically set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

6.                                      Counterparts.  This Fourth Amendment may be executed in any number of counterparts, each of which, when executed shall be an original, and all of which, taken together, shall constitute one and the same instrument as if all parties hereto had executed the same instrument; and any party or signatory hereto may execute this Fourth Amendment by signing any such counterpart.

[END OF DOCUMENT; SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

“LESSOR”	DREISBACH ENTERPRISES, INC.,
a California corporation.

	By:	/s/ Valdimer Nunes
	Name:	Valdimer Nunes
	Its:	V.P. Sales & Marketing

“LESSEE”	BLUE APRON, INC.,
a Delaware corporation.

	By:	/s/ Benjamin Singer
	Name:	Benjamin Singer
	Title:	Secretary

FIFTH AMENDMENT TO LEASE AND AGREEMENT TO RENEW

This FIFTH AMENDMENT TO LEASE AND AGREEMENT TO RENEW (“Fifth Amendment/Agreement to Renew”) is made and entered into as of the 1st day of June, 2016, by and between DREISBACH ENTERPRISES, INC., a California corporation (“Lessor”), and BLUE APRON, INC., a Delaware corporation (“Lessee”).

RECITALS:

A.                                Lessor and Lessee entered into that certain Lease dated July 15, 2013 (the “Original Lease”), as amended by that certain First Amendment to Industrial Lease dated June 30, 2014 (“First Amendment”), Second Amendment to Lease dated June 29, 2015 (“Second Amendment”), Third Amendment to Lease dated April 25, 2016 (“Third Amendment”), Fourth Amendment to Lease dated May 31, 2016 (“Fourth Amendment”) and various agreements to increase the parking areas by approximately 71,766 rentable square feet (collectively, together with all amendments thereto, the “Lease”), whereby Lessor leased to Lessee and Lessee leased from Lessor those certain premises consisting of approximately 245,775 rentable square feet of space comprised of (i) approximately 12,162 rentable square feet of refrigerated space, approximately 4,000 rentable square feet of office, bathrooms, and break room space, and approximately 11,942 rentable square feet of dry space, commonly known as Building 860 and the Dry Storage, Office, Refrigerated Storage, Utility, and Dock; (ii) approximately 14,105 rentable square feet of space located at 3151-F Regatta Boulevard, Richmond, California 94804; (iii) approximately 19,830 rentable square feet of space commonly known as the “Yard”; (iv) approximately 32,610 rentable square feet of space commonly known as the “Additional Yard;” (v) approximately 15,000 rentable square feet of cooler storage space; (vi) approximately 64,360 rentable square feet of dry storage space; and (vii) “Additional Parking Areas” consisting of approximately 71,766 rentable square feet, all of such premises described in (i) — (vii) which are located at that certain industrial building located at 315l Regatta Boulevard,  Richmond, California 94804 (collectively, the “Existing Premises”).

B.                             Lessee desires to expand the Existing Premises to include that certain space consisting of approximately 36,302 rentable square feet of warehouse space as delineated on Exhibits A and B, attached hereto and made a part hereof (“Additional Expansion Premises”), and to otherwise amend the Lease on the terms and conditions contained herein.

C.                             Lessor and Lessee desire to extend the term of the Lease until May 31, 2019, and to otherwise amend the Lease on the terms and conditions contained herein.

D.                             All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms contained herein.

A.            FIFTH AMENDMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.                                     Modification of Premises.  Effective as of June 1, 2016, Lessee shall lease from Lessor and Lessor shall lease to Lessee the Additional Expansion Premises, and the Existing Premises shall be increased to include the Additional Expansion Premises. Lessor and Lessee hereby acknowledge the addition of the Additional Expansion Premises to the Existing Premises shall increase the size of the Premises to approximately 282,077 rentable square feet. The Existing Premises and the Additional Expansion Premises are collectively referred to herein as the “Premises.”

2.                                 Expansion Term.   Lessor and Lessee acknowledge that the Lease is currently scheduled to expire on December 31, 2016, pursuant to the terms of the Lease.  Notwithstanding anything to the contrary contained in the Lease, the term of Lessee’s lease of the Additional Expansion Premises shall commence on June

1

1, 2016, and shall expire on December 31, 2016; however, Lessor and Lessee acknowledge and agree that Lessee’s extension right set forth in Section 2(a) of the Original Lease shall also apply to the Additional Expansion Premises.

3.                                 Rent.  Lessee shall continue to pay monthly installments of Rent for the Existing Premises in accordance with the terms of the Lease.  Commencing on June 1, 2016, and continuing through December 31, 2016, Lessee shall pay, in addition to all amounts payable for the Existing Premises, monthly installments of Rent for the Additional Expansion Premises in the amount of $93,755.00.  In the event Rent is payable for only a partial month for the Additional Expansion Premises, it shall be prorated accordingly.  Rent for the Additional Expansion Premises shall not be increased at any time from June 1, 2016, through December 31, 2016.

4.                                 Condition of Premises.  Lessee shall continue to accept the Existing Premises in its existing, “as-is” condition and Lessor shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises.  Lessee shall accept the Additional Expansion Premises in its existing, “as-is” condition and Lessor shall not be obligated to provide or pay for any improvement work or services related to any improvement of the Additional Expansion Premises.  Lessee further acknowledges that neither Lessor nor any agent of Lessor has made any representation or warranty regarding the condition of the Existing Premises, Additional Expansion Premises or Building, or with respect to the suitability of any of the foregoing for the conduct of Lessee’s business.

5.                                 Rack Removal /Storage and Product Removal.  As of the date of this Fifth Amendment/Agreement to Renew, Lessor and Lessee acknowledge that the Additional Expansion Premises contain certain storage racks that Lessee does not desire to use during its tenancy.  After Lessor tenders the Additional Expansion Premises to Lessee, Lessee shall be solely responsible for the removal of such racks at no cost to Lessor, but that Lessee will be entitled to a 15 calendar day credit on the Rent for the Additional Expansion Premises for the removal of such racks.  During Lessee’s tenancy, Lessor shall be responsible for and provide secure storage for such racks at no additional cost to Lessee.  Upon the conclusion of Lessee’s tenancy, Lessee shall, at Lessee’s sole cost and expense, pay for the reasonable and documented out-of-pocket costs actually incurred by Lessor to reinstall such storage racks to their original condition in the Additional Expansion Premises, provided that Lessee shall not be obligated to actually reinstall such racks.  Lessor shall have up to one year to re-install the racks, and if Lessor does not re-install said racks within the one (1) year time period, Lessee’s obligation to pay for the reasonable and documented out-of-pocket costs actually incurred by Lessor for re-installation will cease. Lessee will reimburse Lessor for the reasonable and documented out-of-pocket costs actually incurred by Lessor for the relocation of the product currently stored in the Additional Expansion Premises, not to exceed $85,000.  Lessor will provide documentation of relocation costs to Lessee and Lessee agrees to pay such costs within 30 days of receipt of such documentation.

B.            AGREEMENT TO RENEW:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree to renew the Lease subject to the terms and conditions (which replace all of the language in the identified sections) outlined below:

1.                                Term (Section 2 of Original Lease).  The fixed term of this Lease shall be for Three (3) years, commencing on June 1, 2016, and expiring on May 31, 2019.

2.                               Rent (Section 3 of Original Lease). From June 1, 2016, through December 31, 2016, Lessee shall continue to pay monthly installments of Rent for the Existing Premises and Additional Expansion Premises in accordance with the terms of the Lease and this Fifth Amendment/Agreement to Renew.  Commencing on June 1, 2016, the minimum monthly base rent shall be Two Hundred Twenty-Eight Thousand Eight Hundred Ninety-Six Dollars and Thirty-Four Cents ($228,896.34), which Lessee agrees to pay to Lessor on the first day of each month

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thereafter.  The square footage of the Premises is set forth in Paragraphs A and B of the Recitals and consists of approximately 282,077 rentable square feet of space. The Rent for the Premises shall include utilities and maintenance of the Premises, including the refrigeration systems therein.

3.                                 Security Deposit (Section 4 of Original Lease).   Lessee shall increase the deposit with Lessor by One Hundred Ninety-Eight Thousand Eight Hundred Ninety-Six Dollars and Thirty-Four Cents ($198,896.34).  The total security deposit will now total Two Hundred Twenty-Eight Thousand Eight Hundred Ninety-Six Dollars and Thirty-Four Cents ($228,896.34), as security for the faithful performance by Lessee of all of the terms and conditions of the Lease on the part of Lessee.  So long as no monetary or material non-monetary default shall then be continuing after notice and expiration of applicable grace period, Lessor will return the security deposit within 10 days after termination of the Lease and shall reimburse any reasonable attorneys’ fees incurred by Lessee in obtaining the return of the security deposit if not repaid when due.

4.                                 Non-Liability/Indemnity (Section 11 of the Original Lease). Neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC, lighting fixtures, cooler and freezer systems, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, unless such injury or damages are caused by the gross negligence or willful misconduct of Lessor or its agents, or (ii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain herein or elects to maintain.  Notwithstanding the foregoing, Lessor shall protect, indemnify, defend and hold harmless the Lessee and its employees, agents, agents, representatives, and officers from and against any and all losses, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any breach or default on the part of Lessor in the performance of any covenant or agreement on the part of the Lessor to be performed pursuant to this Lease.

Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, injuries, loss of rents, liabilities, damages, liens, judgments, penalties, attorneys’ and consultants’ fees and/or expenses arising out of, involving, or in any way connected with, Lessee’s use and/or occupancy of the Premises. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

5.                                      Insurance (Section 12 of the Original Lease). Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000.  Lessee shall add Dreisbach Enterprises, Inc., Stephens & Stephens (Regatta) LLC and DF Hilltop Sub-1 LLC as additional insureds by means of an endorsement at least as broad as ISO’s CG 20 26 Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease.  The personal injury contractual liability exclusion shall be deleted from the contractual liability coverage.  The policy limits of said insurance shall not limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary and non-contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

Lessee shall also obtain and keep in force (a) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (b) Worker’s Compensation Insurance with

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statutory limits and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease-each employee and shall include a waiver of subrogation endorsement; (c) All Risk or Special Form coverage protecting Lessee against loss of or damage to Lessee’s alterations, additions, improvements, carpeting, floor coverings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and (d) Business Interruption Insurance for Lessee’s business interruption losses and extra expenses in amounts as will reimburse Lessee for direct or indirect losses attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

Lessor shall maintain liability insurance, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

Without affecting any other rights or remedies, Lessor and Lessee release and waive all rights of recovery against each other for losses, damages or injuries of any nature whatsoever to property or persons for which Lessor and/or Lessee are insured or could have been insured.  Lessor and Lessee shall obtain from their respective insurers waivers of the subrogation rights such insurers may have against Lessor or Lessee.  The effect of such releases and waivers is not limited by the amount of insurance carried or required, any applicable deductibles or self-insured retentions or uninsured exposures.

If Lessee elects to self-insure or to maintain the insurance required herein subject to deductibles and/or retentions exceeding $25,000, Lessor and Lessee shall maintain all rights and obligations between themselves as if Lessee maintained the insurance with a commercial insurer including any additional insured status, primary liability, waivers of subrogation, other insurance clauses, and any other extensions of coverage required herein. Lessee shall pay from its assets the costs, expenses, damages, claims, losses and liabilities, including attorney’s fees and necessary litigation expenses at least to the extent that an insurance company would have been obligated to pay those amounts if Lessee had maintained the insurance pursuant to this Lease.

If Lessee is permitted to sublease any space, the insurance and indemnification obligations similar to those required of the Lessee shall be provided by all subtenants (or provided by the Lessee on behalf of subtenants).  Lessee shall be held responsible for any modification in these insurance requirements as they apply to subtenants. Lessee shall maintain certificates of insurance from all subtenants containing provisions similar to those listed herein (modified to recognize that the certificate is from subtenants) enumerating, among other things, the waivers of subrogation, additional insured status, and primary liability as required herein, and make them available to Lessor upon request.

The insurance required herein shall be by companies with an insurance rating of A:VII or better from A.M. Best Co.  Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall deliver to Lessor certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. In the event any such policy is cancelled, Lessee shall provide notice to Lessor.  Lessee shall furnish Lessor with evidence of renewals once coverage has been bound and can be evidenced via a certificate of insurance, but in no event more than 10 days after expiration of Lessee’s policies.  Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less.

6.                                      Notices (Section 31 of Original Lease).  Lessee’s notice information shall be updated as follows with the remainder of Section 31 of the Original Lease remaining unchanged:

Blue Apron, Inc.
5 Crosby Street, 3rd Floor
New York, NY 10013
Attn: Legal Department

With a copy by email to: legalnotice@blueapron.com

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7.                                      Rental Increase (Section 35 of Original Lease,  ¶4 of First Amendment and Second Amendment and ¶3 of Fifth Amendment).  Monthly rent shall be increased by three percent (3%) per annum for the Premises effective initially for the annual term commencing January 1, 2017.

For the avoidance of doubt, the monthly rent payable shall be as follows:

Period	Monthly Rent
June 1, 2016 — December 31, 2016	$228,896.34
January 1, 2017 — December 31, 2017	$235,763.23
January 1, 2018 — December 31, 2018	$242,836.13
January 1, 2019 — May 31, 2019	$250,121.21

8.                                      Ammonia Awareness.  Lessee shall develop an Ammonia Emergency Action/Evacuation Plan and train its employees accordingly.  Lessee will ensure that it provides current emergency contact information for all shift personnel to Lessor.  Attached hereto as Exhibit C is a copy of Lessor’s Tenant Package which Lessee agrees to execute and return to Lessor.

9.                                      ADA.  The Premises described in this Agreement have not undergone inspection by a Certified Access Specialist.  Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

C.            MISCELLANEOUS:

1.                                No Brokers.  Lessor and Lessee hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fifth Amendment/Agreement to Renew and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Fifth Amendment/Agreement to Renew.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker.  The terms of this Section shall survive the expiration or earlier termination of the Lease.

2.                                Master Lease.  Lessor represents that it is the lessee under a Master Lease for the Existing Premises and the Additional Expansion Premises and other premises with Stephens & Stephens (Regatta), LLC, and DF/Hilltop Sub 1, LLC, collectively, as Master Lessors, that the term of the Master Lease expires on December 23, 2031, that, to Lessor’s actual knowledge without duty of inquiry or investigation, there are no defaults thereunder and that no consent under the Master Lease is required for this Fifth Amendment/Agreement to Renew.

3.                                Conflict, No Further Modification.    In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Fifth Amendment/Agreement to Renew, the terms and provisions of this Fifth Amendment/Agreement to Renew shall prevail.  Except as specifically set forth in this Fifth Amendment/Agreement to Renew, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

4.                              Counterparts. This Fifth Amendment/Agreement to Renew may be executed in any number of counterparts, each of which, when executed shall be an original, and all of which, taken together, shall constitute one and the same instrument as if all parties hereto had executed the same instrument; and any party or signatory hereto may execute this Fifth Amendment/Agreement to Renew by signing any such counterpart.

[END OF DOCUMENT; SIGNATURES CONTAINED ON FOLLOWING PAGE]

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In WITNESS WHEREOF, this FIFTH AMENDMENT TO LEASE AND AGREEMENT TO RENEW has been executed as of the day and year first above written.

LESSOR	DREISBACH ENTERPRISES, INC.
A California Corporation

	By:	/s/ Jason W. Dreisbach
	Name:	Jason W. Dreisbach
	Title:	President

LESSEE	BLUE APRON, INC.
a Delaware Corporation

	By:	/s/ Benjamin Singer
	Name:	Benjamin Singer
	Title:	Secretary

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